Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Extra Space Storage Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	189,076(2)	$144.20	$27,264,760(3)	0.0001476	$4,024.29

	Total Offering Amounts					$27,264,760		$4,024.29

	Total Fees Previously Paid							—

	Total Fee Offsets							$3,584.18

	Net Fee Due							$440.11

(1)

The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant’s common stock.

(2)

This registration statement registers the resale of an aggregate of 189,076 shares of the registrant’s common stock held by the selling securityholders, of which 186,766 shares (the “Unsold Securities”) were registered under the prospectus supplement, previously filed by the registrant with the Securities and Exchange Commission (the “SEC”) April 7, 2022, to the registration statement on Form S-3 (File No. 333-254236) previously filed by the registrant with the SEC on March 12, 2021, as amended on May 4, 2021 (the “Prior Registration Statement”) and remain unsold.

(3)

Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act, based upon $144.20, the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on April 3, 2024 (a date within five business days prior to the filing of this registration statement).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b)

Fee Offset Claims(4)	Extra Space Storage Inc.	424(b)(7)	333-254236	April 7, 2022		$3,584.18

Fee Offset Sources	Extra Space Storage Inc.	424(b)(7)	333-254236		April 7, 2022						$3,584.18

(4)	The registrant has completed the offering that included the Unsold Securities under the Prior Registration Statement.